UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 21, 2010

(Date of earliest event reported)

Corning Natural Gas Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	16-0397420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 21, 2010, Corning Natural Gas Corporation (the "Company") entered into a revised and restated gas transportation agreement with Talisman Energy USA Inc. ("Talisman"), which was formerly known as Fortuna Energy Inc. The Negotiated 311 Transportation Service Agreement, by and between Corning Natural Gas Corporation and Talisman Energy USA Inc., dated May 13, 2010 (the "Revised Agreement"), revises certain provisions of the original agreement between the Company and Talisman that was entered into in January 2010. Under the terms of the Revised Agreement, and subject to various conditions, the Company has agreed to transport certain amounts of Talisman's gas across the Company's system and into Dominion Transmission Inc.'s pipeline. Under the Revised Agreement, Talisman will pay the Company a volumetric transportation fee with minimum monthly payments during an initial term.

The Revised Agreement, which is for a term of fifteen years, subject to extension and early termination, also provides for the Company to acquire a 6" pipeline from Talisman for nominal consideration. The Revised Agreement provides for construction of a compressor station on Company property. Talisman has agreed to construct the compressor station for nominal consideration. The 6" pipeline and compressor station are necessary for Corning to provide the 311 transportation.

At the end of the term of the Revised Agreement, Talisman has the option to purchase and remove the equipment at the compressor station and to repurchase the 6" pipeline for nominal consideration on prior written notice to the Company.

Certain provisions of the Revised Agreement are subject to regulatory filings with or approvals of applicable federal and state authorities including, among others, the U.S. Federal Energy Regulatory Commission ("FERC') and the New York Public Service Commission ("NYPSC"). In addition, the Company will need NYPSC approval of the amendment of, and transfer to the Company from Talisman of, certain certificates for the construction and operation of the facilities required for the Company to perform under the Revised Agreement. The Company anticipates flowing gas and receiving revenue under this agreement in the second quarter of 2010.

The Company and Talisman are also parties to other agreements relating to the transportation of gas and the construction and maintenance of pipelines, interconnects and related equipment, none of which, in the opinion of the Company, is material.

The Company will request an order from the Securities and Exchange Commission (the "SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, seeking confidential treatment for selected portions of the Revised Agreement. Accordingly, confidential portions have been omitted from the Revised Agreement filed as an exhibit to this Form 8-K and will be filed separately with the SEC.

Item 8.01. Other Events.

The disclosure under Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01. Exhibits and Financial Statements.

(d) Exhibits.

Exhibit 10.1	Negotiated 311 Transportation Service Agreement between the Company and Talisman Energy USA Inc., dated May 13, 2010. Confidential information omitted and filed separately with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Corporation

By: /s/ Stanley G. Sleve

Vice President - Administration & Corporate Secretary

Dated: June 3, 2010

EXHIBIT INDEX
Exhibit No.	Document
10.1	Negotiated 311 Transportation Service Agreement between the Company and Talisman Energy USA Inc., dated May 13, 2010. Confidential information omitted and filed separately with the SEC.